FOREST CITY ENTERPRISES, INC.


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD JUNE 13, 1995

NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Forest City Enterprises, Inc. will be held in the ballroom at the Ritz-Carlton Hotel, 1515 West Third Street, Cleveland, Ohio 44113, on Tuesday, June 13, 1995 at 2:00 p.m., eastern daylight saving time, for the purpose of considering and acting upon:

(1) The election of thirteen (13) directors, each to hold office until the next annual shareholders' meeting and until his successor shall be elected and qualify. Four (4) directors will be elected by holders of Class A common stock and nine (9) by holders of Class B common stock.

(2) The election of Coopers & Lybrand as independent auditors for the Company for the fiscal year ending January 31, 1996.

(3) Such other business as may properly come before the meeting or any adjournment thereof.

   Shareholders of record at the close of business on April 14, 1995 will be entitled to notice of and to vote at such annual meeting or any adjournment thereof.


BY ORDER OF THE BOARD OF DIRECTORS
        Thomas G. Smith, Secretary



Cleveland, Ohio
April 14, 1995


IMPORTANT:  IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING.
            WHETHER OR NOT YOU INTEND TO BE PRESENT, PLEASE MARK, DATE AND SIGN THE APPROPRIATE ENCLOSED PROXY OR PROXIES AND SEND THEM BY RETURN MAIL IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.





                           FOREST CITY ENTERPRISES, INC.


                                PROXY STATEMENT
                      SOLICITATION AND REVOCATION OF PROXIES
   The enclosed Proxy or Proxies relating to shares of Class A common stock and Class B common stock are solicited by and on behalf of the management of Forest City Enterprises, Inc. (hereinafter referred to as the "Company") for use at the annual meeting of shareholders to be held on Tuesday, June 13, 1995 at 2:00 p.m., eastern daylight saving time, in the ballroom at The Ritz-Carlton Hotel, 1515 West Third Street, Cleveland, Ohio 44113. A shareholder giving a Proxy may revoke the same by notifying the Company in writing or at the annual meeting, without affecting any vote previously taken.

                        OUTSTANDING SHARES AND VOTING RIGHTS
   As of April 14, 1995, the record date fixed for the determination of shareholders entitled to vote at the annual meeting, there were outstanding 5,158,269 shares of Class A common stock, par value $.33-1/3 per share, and 3,833,345 shares of Class B common stock, par value $.33-1/3 per share, of the Company. At the annual meeting, the holders of Class A common stock will be entitled as a class to elect four (4) directors. Max Ratner, Nathan Shafran, J Maurice Struchen and Michael P. Esposito, Jr. have been nominated for election to serve as these directors. At the annual meeting, the holders of Class B common stock will be entitled as a class to elect nine (9) directors. Albert
B. Ratner, Samuel H. Miller, Charles A. Ratner, Scott S. Cowen, James A. Ratner, Ronald A. Ratner, Jerry V. Jarrett, Brian J. Ratner and Deborah Ratner Salzberg have been nominated for election to serve as these directors. Except for the election of directors, the holders of Class A common stock and Class B common stock will vote together on all other matters presented at the meeting and will be entitled to one (1) vote per share of Class A common stock and ten
(10) votes per share of Class B common stock held of record.
   If notice in writing is given by any shareholder to the President, a Vice President or the Secretary of the Company not less than forty-eight hours before the time fixed for the holding of the meeting that such shareholder desires cumulative voting with respect to the election of directors by a class of shareholders to which he belongs, and if an announcement of the giving of such notice is made upon the convening of the meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each holder of shares of that class shall have the right to accumulate such voting power as he possesses at such election with respect to shares of that class. Each holder of shares of Class A common stock or Class B common stock, as the case may be, shall have as many votes as equal the number of shares of that class of common stock owned by him multiplied by the number of directors to be elected by the holders of that class of common stock. These votes may be equally divided among the total number of directors to be elected by the holders of that class of common stock or distributed among any lesser number, in such proportion as the holder may desire.
   Under Ohio law and the Company's Articles of Incorporation, broker nonvotes and abstaining votes will not be counted in favor of or against any nominee for election to the Board of Directors of the Company nor will such votes be counted in favor of or against the election of Coopers & Lybrand as the Company's independent auditors for the fiscal year ending January 31, 1996.

                                  ANNUAL REPORT
    The Company's Annual Report for the fiscal year ended January 31, 1995 is enclosed herewith, but is not part of this Proxy Statement.

                              ELECTION OF DIRECTORS
   It is intended that proxies will be voted for the election of the nominees named in the following table, except for Harry O. Schloss, Jr. who is not standing for reelection, as directors of the Company unless authority is withheld. Each is to serve until the next annual shareholders' meeting and until his successor shall be elected and shall qualify. In the event any one or more of such nominees unexpectedly becomes unavailable for election, proxies will be voted in accordance with the best judgment of the proxy holder. All of the nominees are presently directors of the Company except for Michael P. Esposito, Jr.
   The following table sets forth the security ownership of management for each director, nominee, other named executive officer and all directors, nominees, named executive officers and officers as a group.

                                                                                        Number of Shares of Capital Stock
                                                                                       Beneficially Owned at March 1, 1995
                                                                             ------------------------------------------------------
                                                                             Class A                             Class B
                            Occupation                            Director   Common      Percent    Percent      Common     Percent
    Name                    And Age                               Since      Stock       of Class   of Class(e)  Stock     of Class
- -------------------------   ------------------------------------  --------   -------     --------   --------     -------   --------
(1) Max Ratner              Founder Chairman of the Board         1960       107,849 (3)   2.09%      2.22%        6,658 (4)   0.17%
                            of Directors of the Company.
                            Age 87. (c)

(1) Nathan Shafran          Vice Chairman of the Board            1960       174,876 (5)   3.39%     12.47%      535,279 (6)  13.96%
                            of Directors of the Company.
                            Age 81. (c)

(1) J Maurice Struchen      Retired Chairman and Chief            1971           500       0.01%      0.02%          500       0.01%
                            Executive Officer of Society
                            Corporation (banking); Director of
                            Greif Bros. Corporation (creative
                            packaging); Davey Tree Expert Co.
                            (tree and lawn care). Age 74. (a,b)

(1) Michael P.              Executive Vice President of              -             -          -          -             -          -
    Esposito, Jr.           The Chase Manhattan Corporation
                            (banking); Director of Exel Limited
                            (Bermuda; insurance). Age 55. (f)

(2) Albert B. Ratner        Vice Chairman of the Board of         1960       222,909 (7)   4.32%      7.44%      173,674 (8)   4.53%
                            Directors and Chief Executive
                            Officer of the Company; Director
                            of American Greetings Corporation
                            (greeting cards). Age 67.  (c)

(2) Samuel H. Miller        Chairman of the Board of              1960       184,401 (9)   3.57%      7.22%      202,401 (10)  5.28%
                            Directors and Treasurer of the
                            Company. Age 73. (c)

(2) Charles A. Ratner       President and Chief Operating         1972       176,597 (11)  3.42%      6.84%      189,092 (12)  4.93%
                            Officer of the Company.
                            Age 53. (c)

(g) Harry O. Schloss, Jr.   Executive Consultant and Director     1978         2,500       0.05%      0.05%            -          -
                            of U.S. Trust Co. of Florida.
                            Age 85. (a,b)


(2) James A. Ratner         Executive Vice President of the       1984       216,056 (13)  4.19%      7.12%      162,921 (14)  4.25%
                            Company and President of Forest
                            City Rental Properties Corporation,
                            a subsidiary of the Company.
                            Age 50. (c)

(2) Jerry V. Jarrett        Retired Chairman and Chief            1984             -          -          -             -          -
                            Executive Officer of Ameritrust
                            Corporation (banking); Director
                            of Developers Diversified Realty
                            Corporation (real estate investment
                            trust). Age 63. (a,b)

(2) Ronald A. Ratner        Executive Vice President of the       1985       221,502 (15)  4.29%      7.46%      176,560 (16)  4.61%
                            Company and President of Forest
                            City Residential Development, Inc.,
                            a subsidiary of the Company.
                            Age 48. (c)

(2) Scott S. Cowen          Dean and Albert J. Weatherhead, III   1989           400       0.01%      0.01%            -          -
                            Professor of Management,
                            Weatherhead School of Management,
                            Case Western Reserve University;
                            Director of FabriCenters of America,
                            Inc. (specialty retailing); Premier
                            Industrial Corporation (industrial
                            distribution); LDI Corporation
                            (equipment leasing); American
                            Greetings Corporation (greeting
                            cards) and Society National Bank
                            (banking). Age 48. (a,b)

(2) Brian J. Ratner         Vice President-Urban Entertainment    1993       139,581 (17)  2.71%      4.17%       78,541 (18)  2.05%
                            of the Company. Age 38. (c)

(2) Deborah Ratner          Vice President of Forest City         1995       116,127 (19)  2.25%      4.56%      124,969 (20)  3.26%
    Salzberg                Residential Development, Inc., a
                            subsidiary of the Company.
                            Age 41. (c)

OTHER NAMED EXECUTIVE OFFICER
    Thomas G. Smith                                                 (d)            -       0.00%      0.00%           77       0.00%

ALL DIRECTORS, NOMINEES
    AND OFFICERS AS A GROUP (19 in number)                                 1,563,659 (21) 30.31%     47.21%    1,650,672 (22) 43.06%




(1)  Nominated for election by holders of Class A common stock.
(2)  Nominated for election by holders of Class B common stock.
(3) Includes 77,801 shares of Class A common stock held in a trust in which Max Ratner has an income interest but no interest in the remainder. Max Ratner disclaims beneficial ownership in 154,957 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Max Ratner because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Max Ratner disclaims any beneficial interest.
(4) Max Ratner disclaims beneficial ownership in 5,559 shares of Class B common stock held by RMS, Ltd. that are not included in the table above. These shares, which are beneficially owned by his wife, are shares in which Max Ratner disclaims any beneficial interest.
        RMS, Ltd. ("RMS, Ltd.") is a limited partnership in which various members of the Ratner, Miller and Shafran families and family trusts are partners and in which Charles A. Ratner, Ronald A. Ratner, Brian J. Ratner, Deborah Ratner Salzberg and Samuel H. Miller have shared voting powers by virtue of their being among the general partners.
(5) Includes 85,219 shares of Class A common stock held in a partnership in which Mr. Shafran and his wife have shared voting and investment power. Mr. Shafran disclaims beneficial ownership in 803,072 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Nathan Shafran because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Mr. Shafran disclaims any beneficial ownership.
(6) These represent shares held in a partnership in which Mr. Shafran and his wife have shared voting and investment power. In addition, these shares are held by RMS, Ltd. Excluded from the table above are 100 shares of Class B common stock, also held by RMS, Ltd., that are beneficially owned by Mr. Shafran's wife in which he disclaims any beneficial ownership.
(7) Includes 184,946 shares of Class A common stock held in a trust in which Albert B. Ratner has an income interest but no interest in the remainder. Mr. Ratner disclaims beneficial ownership in 804,698 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Albert Ratner because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Mr. Ratner disclaims any beneficial ownership.
(8)  Includes 173,180 shares of Class B common stock held by RMS, Ltd.
     Excluded from the table above are 70,671 shares of Class B common stock, also held by RMS, Ltd., that are beneficially owned by Albert Ratner because of his relationship as a trustee over shares in which he has no residual interest and for which Mr. Ratner disclaims any beneficial ownership. Also excluded are 100 shares of Class B common stock beneficially owned by his wife in which he disclaims any beneficial ownership.
(9) Samuel Miller disclaims any beneficial ownership in 739,548 shares of Class A common stock that are not included in the table above. These shares are beneficially owned by him because of his relationship as a trustee over these shares in which he has no residual interest.
(10) All of these shares of Class B common stock beneficially owned by Samuel Miller are held by RMS, Ltd.
(11) Includes 60,201 shares of Class A common stock held in a trust in which Charles A. Ratner has an income interest but no interest in the remainder. Charles A. Ratner disclaims any beneficial ownership in 520,339 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Charles Ratner because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Mr. Ratner disclaims any beneficial ownership.
(12) All of these shares are held by RMS, Ltd. Excluded from the table above are 943,163 shares of Class B common stock held by RMS, Ltd. that are beneficially owned by Charles Ratner because of his relationship as a trustee over shares in which he has no residual interest. An additional 1,350 shares of Class B common stock, which are beneficially owned by his children, are shares in which Mr. Ratner disclaims any beneficial ownership.
(13) Includes 45,724 shares of Class A common stock held in a trust in which James A. Ratner has a term income interest but no interest in the remainder. James A. Ratner disclaims any beneficial ownership in 469,371 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by James Ratner because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Mr. Ratner disclaims any beneficial ownership.
(14) All of these shares are held by RMS, Ltd. Excluded from the table above are 196,263 shares of Class B common stock held by RMS, Ltd. that are beneficially owned by James Ratner because of his relationship as a trustee over shares in which he has no residual interest or which are shares beneficially owned by his children in which Mr. Ratner disclaims any beneficial ownership.
(15) Includes 45,907 shares of Class A common stock held in a trust in which Ronald A. Ratner has a term income interest but no interest in the remainder. Ronald A. Ratner disclaims any beneficial ownership in 75,925 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Ronald Ratner because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife, are shares in which Mr. Ratner disclaims any beneficial ownership.
(16) All of these shares of Class B common stock beneficially owned by Ronald Ratner are held by RMS, Ltd. Excluded from the table above are 895,232 shares of Class B common stock held by RMS, Ltd. that are beneficially owned by Ronald Ratner because of his relationship as a trustee over shares in which he has no residual interest or which are shares beneficially owned by his children in which Mr. Ratner disclaims any beneficial ownership.
(17) Brian J. Ratner disclaims any beneficial ownership in 27,150 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Brian Ratner because of his relationship as a trustee over shares in which he has no residual interest. The remainder, which are beneficially owned by his wife and children, are shares in which Mr. Ratner disclaims any beneficial ownership.
(18) All of these shares of Class B common stock beneficially owned by Brian Ratner are held by RMS, Ltd. Excluded from the table above are 474,335 shares of Class B common stock held by RMS, Ltd. that are beneficially owned by Brian Ratner because of his relationship as a trustee over shares in which he has no residual interest or which are shares beneficially owned by his wife and children in which Mr. Ratner disclaims any beneficial ownership. Also excluded from the table above are 300 shares of Class B common stock not held by RMS, Ltd. that are beneficially owned by Brian Ratner's wife in which Mr. Ratner disclaims any beneficial ownership.
(19) Deborah Ratner Salzberg disclaims any beneficial ownership in 32,250 shares of Class A common stock that are not included in the table above. Certain of these shares are beneficially owned by Deborah Salzberg because of her relationship as a trustee over shares in which she has no residual interest. The remainder, which are beneficially owned by her husband and children, are shares in which Ms. Salzberg disclaims any beneficial interest.
(20) All of these shares of Class B common stock beneficially owned by Deborah Ratner Salzberg are held by RMS, Ltd. Excluded from the table above are 427,907 shares of Class B common stock held by RMS, Ltd. that are beneficially owned by Ms. Salzberg because of her relationship as a trustee over shares in which she has no residual interest or which are shares beneficially owned by her husband and children in which Ms. Salzberg disclaims any beneficial interest.
(21) These shares of Class A common stock represent all the shares in which beneficial ownership is claimed by these persons. Those shares of which any of these persons disclaim beneficial ownership are disclosed in the footnotes above.
(22) Included in this total are 1,648,101 shares of Class B common stock that are held by RMS, Ltd. These shares represent all the shares in which beneficial ownership is claimed by these persons. Those shares of which any of these persons disclaim beneficial ownership are disclosed in the footnotes above.

(a) Member of the Audit Committee.
(b) Member of the Compensation Committee.
(c) Officer and director of various subsidiaries of the Company.
(d) This officer is not a director.
(e) Shares of Class B common stock are convertible into shares of Class A common stock at any time on a 1-for-1 basis. If conversion of Class B common shares for the nominee or officer listed were to be converted, the ownership of Class A common shares for that person would be as disclosed in the table above.
(f) Mr. Esposito is not currently a director of the Company. He is being nominated for election by the shareholders of Class A common stock to the Company's Board of Directors at the annual meeting of shareholders to be held June 13, 1995.
(g) Mr. Schloss is not standing for reelection to the Board of Directors.


   The Company has been advised that the RMS, Ltd. shares and other Ratner, Miller and Shafran shares will be voted for the approval of the election of the directors nominated and that such vote will be sufficient to elect said nominees.
   There are certain family relationships among some of the nominees for Director, executive officers and principal shareholders. Max Ratner is the brother-in-law of Nathan Shafran, the father of Charles A. Ratner, James A. Ratner, Ronald A. Ratner and the uncle of Albert B. Ratner. Albert B. Ratner is the father of Brian J. Ratner and Deborah Ratner Salzberg.
   Directors who are not officers of the Company received fees of $20,000 each for the fiscal year ended January 31, 1995. In addition, Messrs. Schloss, Cowen, Struchen and Jarrett performed certain special consulting services for the Company, including participation on various committees, for which they received, in the aggregate, $60,125. Mr. Struchen received $40,500, primarily for attending meetings of the Company's Executive, Audit and Compensation Committees, monthly meetings of the Operating Committee and for other special projects. Messrs. Jarrett and Schloss received $12,125 and $7,000, respectively, for attending meetings of the Company's Executive, Audit and Compensation Committees. Mr. Cowen received $500 for attending meetings of the Company's Audit Committee. Officers of the Company who serve as directors do not receive any additional compensation.

   The following table sets forth the security ownership of all other persons who beneficially own 5% or more of the Company's common stock.

                                                                Number of Shares of Capital Stock
                                                               Beneficially Owned at March 1, 1995
                                              -----------------------------------------------------------------
                                                Class A                                 Class B
Name and Address of Other 5%                    Common         Percent    Percent       Common         Percent
Holders of Common Stock                          Stock         of Class   of Class(a)    Stock         of Class
- ---------------------------------------------------------------------------------------------------------------
William Harris Investors, Inc.                  222,688 (1)      4.33%      6.62%       126,500 (1)      3.29%
Suite 400
Two North La Salle Street
Chicago, IL 60602-3703

Wanger Asset Management, L.P. &                 303,920 (2)      5.91%      8.68%       156,320 (2)      4.07%
   Wanger Asset Management, Ltd.
227 West Monroe, Suite 3000
Chicago, IL 60606

Acorn Investment Trust,                         155,000 (2)      3.01%      5.28%       123,000          3.20%
   Series Designated Acorn Fund
227 West Monroe, Suite 3000
Chicago, IL 60606

Heine Securities Corporation &                  292,800 (3)      5.69%      5.69%             -             -
   Michael F. Price
51 J.F.K. Parkway
Short Hills, NJ  07078

Interstate Properties                                 - (4)         -       3.60%       192,200 (4)      5.00%
Park 80 West, Plaza 2
Saddlebrook, NJ 07662

Private Capital Management, Inc.                306,200 (5)      5.95%      5.95%             -             -
3003 Tamiami Trail North
Naples, FL 33940

Ratner, Miller & Shafran Family Interests     2,434,143 (6)     47.19%     65.24%     2,678,149 (6)     69.86%
10800 Brookpark Road
Cleveland, OH 44130


(1) William Harris Investors, Inc. ("WHI"), a Delaware corporation, is an investment advisor registered under the Investment Adviser Act of 1940. It has reported to the Company that it is the beneficial owner of the shares included in the table above by virtue of its advisory relationship with persons owning the shares. WHI disclaims any economic interest in any of these shares. WHI is also under the control of Irving B. Harris.
(2) Wanger Asset Management, L.P. is a Delaware limited partnership and Wanger Asset Management, Ltd. is a Delaware corporation (collectively referred to as "Wanger"). Acorn Investment Trust, Series Designated Acorn Fund ("Acorn") is a Massachusetts business trust. In their reports to the Company, both Wanger and Acorn stated that they know of no plans or proposals to change or influence the control of the Company. Power over voting and disposition of the securities reported by Acorn is shared with Wanger Asset Management, L.P., which is the investment advisor of Acorn.
(3) Heine Securities Corporation ("Heine") is an investment advisor registered under the Investment Adviser Act of 1940. Heine has reported to the Company that one or more of its clients is the legal owner of these securities. Pursuant to investment advisory agreements with its advisory clients, Heine has sole investment discretion and voting authority with respect to the securities shown in the table above. Michael F. Price, as president of Heine, also may be deemed to have investing and voting power over the same shares. Both Mr. Price and Heine disclaim any economic beneficial interest in any of these shares.
(4) Interstate Properties and two of its general partners, Mr. Steven Roth and Mr. Russell B. Wight, Jr. (collectively referred to as "Interstate"), reported in a Schedule 13D filed February 24, 1995 beneficial ownership of the shares included in the above table. Of the total shares of Class B common stock included in the table above, Mr. Roth and Mr. Wight each have sole voting and dispositive power over 1,750 shares and 1,150 shares, respectively.
(5) Private Capital Management, Inc. ("PCM"), a Florida corporation, is an investment advisor registered under the Investment Adviser Act of 1940. PCM is deemed to be the beneficial owner of 306,200 shares of Class A common stock because of its shared power to dispose or to direct the disposition of these shares; PCM disclaims any power to vote or to direct the voting of these shares. Bruce S. Sherman, as president of PCM, also may be deemed to be the beneficial owner of the 306,200 shares beneficially owned by PCM.
    In addition, Mr. Sherman beneficially owns 4,250 shares of Class A common stock not included in the table above. Mr. Michael J. Seaman, an employee of PCM or its affiliates, also owns 3,000 shares of Class A common stock not included in the table above. Mr. Seaman disclaims any beneficial ownership in any of the shares beneficially owned by either PCM or Mr. Sherman. PCM stated that it acquired these shares in the ordinary course of business and has no plans to change or influence the control of the Company.
(6) The Ratner, Miller and Shafran families ("RMS") have an ownership interest in the Company as reflected in the table above. These shares are beneficially owned by members of these families either individually or through a series of trusts and custodianships. Of the Class B common shares listed above, RMS, Ltd. owns 2,667,705 shares which represents 69.59% of the Class B common stock outstanding at March 1, 1995.
       Certain members of RMS have been nominated for election to serve on the Board of Directors of the Company. (See information regarding nominees and directors previously disclosed for further information regarding the beneficial ownership of the Company's common stock by these individuals.)
       Included in the data referred to above are shares owned by Fannye Shafran, wife of Nathan Shafran. Mrs. Shafran has a beneficial interest in 190,843 shares of Class A common stock and 535,379 shares of Class B common stock. Of those amounts, 127,319 shares of Class A common stock and 535,279 shares of Class B common stock are in a partnership with Nathan Shafran in which they have shared voting and investment power. If the Class B common shares were converted into Class A common shares, Fannye Shafran would own 12.76% of the Class A common shares outstanding.

(a) Shares of Class B common stock are convertible into shares of Class A common stock at any time on a 1-for-1 basis. If conversion of Class B common shares for each holder of common stock listed were to be converted, the ownership of Class A common shares for that holder would be as disclosed in the table above.


                     COMMITTEES OF THE BOARD OF DIRECTORS
   During the last fiscal year, the Company's Board of Directors held four regular meetings.
   The Audit Committee is composed of all four outside directors: Messrs. Scott S. Cowen (Chairman), J Maurice Struchen, Harry O. Schloss, Jr. and Jerry
V. Jarrett. The Audit Committee recommends the firm of independent accountants to be appointed by the Board of Directors, subject to approval by the stockholders, reviews the fee structure and the scope of the annual audit, reviews the results of the annual audit, reviews reports of significant audits performed by the Company's internal auditors, reviews the adequacy of internal controls and consults with independent accountants and financial management on accounting issues, including significant changes in accounting practices. The Audit Committee met four times during the last fiscal year.
   The Compensation Committee is comprised of all four outside directors:
Messrs. Jerry V. Jarrett (Chairman), Harry O. Schloss, Jr., Scott S. Cowen and J Maurice Struchen. The Compensation Committee reviews the compensation arrangements for senior management. Two Compensation Committee meetings were held during fiscal 1994.
   Each nonemployee director who serves on either the Audit or Compensation Committees receives $500 for each meeting attended. In addition, any nonemployee director who chairs a meeting receives an additional $500.
   The Board does not have a nominating committee. Board of Director nominees are proposed by the existing Board members.
   All Board members and Committee members attended at least 75% of their respective meetings during fiscal 1994, except for Harry O. Schloss, Jr.

                          COMPENSATION COMMITTEE REPORT
   The Compensation Committee of the Board of Directors consists entirely of the following nonemployee Directors:

                           Jerry V. Jarrett, Chairman
                              Harry O. Schloss, Jr.
                                 Scott S. Cowen
                               J Maurice Struchen

   The primary role of the Compensation Committee is to develop and implement compensation policies which are consistent with and integrally linked to the accomplishment of the Company's strategic objectives.
   The Company believes that shareholder value is best maximized through the increase in Earnings Before Depreciation and Deferred Taxes and the increase in the value of its real estate portfolio over time.
   The Company adheres to certain principles in developing its compensation policies. First, total compensation should be competitive with other companies in the real estate industry of similar size. Incentive compensation should be linked both to each individual's performance and the performance of the Company as a whole. Compensation opportunities should be structured to attract and retain those individuals that can help achieve the Company's strategic objectives and thus maximize shareholder value.
   The Compensation Committee reviews and approves all of the policies under which each form of compensation is paid or awarded to the Company's "key" officers as defined by the Committee. The Committee approves the compensation of the Chief Executive Officer and the other five most highly compensated executive officers. The Compensation Committee also reviews the salaries and incentives for each of the members of the Ratner, Miller and Shafran families identified as executive officers.
   The Compensation Committee utilizes nationally recognized outside experts as consultants to assist it in the performance of its duties. These consultants were asked to analyze officers salaries and compare those paid by Forest City Enterprises with comparable corporations in the real estate field. In addition, the consultants were asked to provide the committee with guidance on ranges in annual salary and incentive compensation so officers of Forest City Enterprises would be compensated on a competitive basis. The committee has met twice with these consultants and expects to continue to use their services in the future.
   The Stock Option Plan is intended to grant options for key executives to purchase shares of Company stock at fair market value. Consistent with its approach to all incentive compensation, stock awards under the Plan will be granted based upon the Committee's evaluation of all performance criteria and at target levels commensurate with industry survey data regarding long-term incentives.
   Section 162(m) of the Internal Revenue Code of 1986, as amended, and adopted under the Omnibus Budget Reconciliation Act of 1993, limits the deduction a publicly-held corporation may take for compensation paid to its chief executive officer and its four other most highly compensated employees. This Section of the Code currently does not apply to executive officer compensation for the Company. The Compensation Committee, therefore, does not have a policy regarding the qualification of executive officer compensation for deductibility under that Section of the Code.
   There is no other long-term incentive plan covering either the Chief Executive Officer or any of the named executive officers. If the Company initiates any new plans, the Compensation Committee will review and approve such plans.
   The Company entered into an employment agreement with Albert B. Ratner, the Vice Chairman of the Board of Directors and Chief Executive Officer, on July 1, 1989. The agreement provides for an annual salary of $450,000. The contract was initially for a term of one year but is renewable annually. Although no formal bonus plan exists, an annual bonus may be awarded, determined on a discretionary basis. No bonus has been awarded for the past five years.
During fiscal 1991 and 1992, Mr. Ratner agreed to a reduction in his salary to $240,000 and $340,000, respectively, as part of an overall salary reduction program of the executive officers of the Company. During fiscal 1993, Mr. Ratner's salary was increased to $400,000. Effective February 1, 1994, the Compensation Committee increased Mr. Ratner's salary to his stated contractual amount of $450,000 with existing benefits. In reviewing Mr. Ratner's compensation, the Compensation Committee feels one of the most important indicators of performance on the part of a chief executive officer is that person's ability to understand and react to changing conditions affecting our industry and to adjust strategic directions and tactical plans to be responsive. Maintaining shareholder value and development of management succession plans also rank high on the list of performance indicators.

        Jerry V. Jarrett, Chairman      Harry O. Schloss, Jr.
        Scott S. Cowen                  J Maurice Struchen


                           EXECUTIVE COMPENSATION
   The following table sets forth the compensation awarded to, earned by, or paid to the Company's chief executive officer and the five other most highly compensated named executive officers.

                                                                   Annual Compensation
                                                -------------------------------------------------------
                                                                          Other Annual       All Other
Name and Principal Position            Year      Salary        Bonus      Compensation     Compensation
- ---------------------------            ----     --------     --------     ------------     ------------


Albert B. Ratner, Vice Chairman        1994     $430,946            -                -          $29,923
  of the Board of Directors and        1993      399,985            -                -           28,307
  Chief Executive Officer              1992      340,000            -                -           18,566

Samuel H. Miller,  Chairman            1994      384,986            -                -           32,893
  of the Board of Directors            1993      349,986            -                -           30,677
  and Treasurer.                       1992      329,175            -                -           22,138

Charles A. Ratner,                     1994      321,812            -                -           13,254
  President and Chief                  1993      248,062            -                -           11,923
  Operating Officer.                   1992      250,000            -                -            6,522

Thomas G. Smith,                       1994      274,986     $125,000                -           60,265
  Senior Vice President,               1993      274,024      125,000                -           51,826
  Chief Financial Officer              1992      275,000            -                -           51,787
  and Secretary.

Ronald A. Ratner,                      1994      249,985            -                -           11,628
  Executive Vice President             1993      248,062            -                -           10,190
                                       1992      249,986            -                -            9,443

James A. Ratner,                       1994      249,985            -                -           11,960
  Executive Vice President             1993      248,062            -                -           10,473
                                       1992      249,986            -                -            9,937




   The caption "Other Annual Compensation" in the table above includes the cost of an automobile provided to the employee by the Company and reimbursements under a medical plan. No disclosure is provided where the aggregate amount for a particular named executive is less than the lesser of $50,000 or 10% of the named executive's gross annual salary and bonus.
   "All Other Compensation" includes the cost of group term life insurance, profit sharing payments under the Company's profit sharing plan (which was terminated at the end of 1993), the accrual of annual benefits and interest income on each employee's vested balance in the Company's deferred compensation plan and the Company's matching contribution to each employee participating in the 401(k) plan. It also includes the accrual of an amount for Mr. Smith that is provided in lieu of a deferred compensation plan that existed with his prior employer.
   On July 1, 1989, the Company entered into an employment agreement with Samuel H. Miller providing for an annual salary of $385,000. Effective as of February 1, 1991 the Company entered into an employment agreement with Charles
A. Ratner providing for an annual salary of $250,000. Effective February 1, 1994, the Compensation Committee increased the annual base salaries of Samuel
H. Miller and Charles A. Ratner to $385,000 and $325,000, respectively. On March 1, 1993, the Company entered into employment agreements with James A. Ratner and Ronald A. Ratner providing for annual salaries of $250,000 each.
All of these contracts, which were initially for a term of one year, are renewable annually. The Company has no bonus plan; however, each year bonuses may be awarded based upon performance, determined on a discretionary basis.
   The employment agreements for Albert Ratner, Samuel Miller, Charles Ratner, James Ratner and Ronald Ratner further provide that upon the death of such officer his beneficiary will receive an annual payment for five years equal to one-half of his average annual contractual salary, as stated in the contract, and bonus, if any, for the five calendar years immediately preceding his death.
   Notwithstanding their employment agreements, Samuel Miller and Charles Ratner agreed to have their salaries adjusted effective March 1991 as part of an overall salary reduction program of the executive officers of the Company. Mr. Miller's salary was reduced from $385,000 to $230,000 and subsequently restored to $350,000 during 1992. Charles Ratner's salary was reduced from $250,000 to $200,000. During 1992, his salary was restored to $250,000.


                           PERFORMANCE GRAPH

   (The performance graph is printed in this space. The table below represents the data points of the performance graph.)


   1/31     1990     1991     1992    1993    1994    1995


   FCE       100       42       45      69     107      81
   S&P       100      108      133     147     166     167
   DJ        100       79       84      76      90      82


   The above graph shows a comparison of five-year cumulative total return to shareholders for Forest City Enterprises, Standard & Poor's 500 Stock Index ("S&P") and the Dow Jones Real Estate Investment Index ("Dow Index").
   Companies that comprise the Dow Index include Catellus Development Corporation, Federal Realty Investment Trust, First Union Real Estate Equity, Newhall Land & Farming, Rockefeller Center Properties and The Rouse Company. Forest City Enterprises is not included in this Dow Index. The cumulative total return is based on a $100 investment on January 31, 1990 and the subsequent change in market prices of the securities at each respective fiscal year end. It also assumes that dividends were reinvested quarterly.

                       TRANSACTIONS WITH AFFILIATED PERSONS
   The Company paid approximately $135,000 as total compensation during the fiscal year ended January 31, 1995 to RMS Investment Corp. ("RMS"), a company owned by the principal shareholders of the Company that is engaged in property management and leasing. RMS serves as an owner's representative for four of the Company's properties in Greater Cleveland. The rate of compensation for such services was based on an hourly rate for time expended and is believed to be comparable to that which other management companies would charge. RMS also serves as the property manager for these four properties and is responsible for leasing vacant space. The rate of compensation for such management services is 4% of all tenant rentals plus a fee to lease vacant space. Management believes these fees are comparable to that which other management companies would charge.
   Those of the principal shareholders who are officers or employees of the Company own, alone or in conjunction with others, certain commercial, industrial and residential properties which may be developed, expanded, operated and sold independently of the business of the Company. The ownership of these properties by these principal shareholders makes it possible that conflicts of interest may arise between them and the Company. Areas of possible conflict may be in the development or expansion of properties which may compete with the Company or the solicitation of tenants for the use of such properties. However, no such conflicts are anticipated. The Company was informed by these principal shareholders in 1960 that, except for these properties, they would in the future engage in all business activities of the type conducted by the Company only through and on behalf of the Company as long as they were employed by the Company. This would not preclude them from making personal investments in real estate on which buildings and improvements have been completed prior to such investments.
   During 1991, the Company borrowed $10,000,000 from the Ratner, Miller and Shafran families and related parties. The loan accrues interest at 2% over Prime with an 8% minimum per year, and is secured by selected real estate assets of the Company and a note receivable. During 1992, 1993 and 1994, the Company repaid $1,377,000 to the Ratner, Miller and Shafran families, leaving a balance outstanding of $8,623,000 on this debt at January 31, 1995.
   The Company and its subsidiaries have credit agreements and real estate mortgages with Society National Bank, of which J Maurice Struchen, who is a director of the Company, is a retired Chairman of the Board and is presently a director of Society Corporation. Scott Cowen, also a director of the Company, is a director of Society National Bank. The amount outstanding against these credit lines and mortgages as of January 31, 1995 was $148,906,000.
   The terms of all the foregoing borrowing arrangements are no less favorable to the Company or its subsidiaries than those available from unrelated parties for comparable transactions.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who are beneficial owners of more than ten percent of a registered class of the Company's equity securities ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the American Stock Exchange. Reporting Persons are required by regulations of the Securities and Exchange Commission to furnish the Company's Corporate Secretary with copies of all Section 16(a) forms they file.
   Based solely on its review of the copies of Section 16(a) forms received by it, or written representations from Reporting Persons that no Forms 5 were required for those persons, the Company believes that during 1994 all Reporting Persons complied with all applicable filing requirements.

                       ELECTION OF INDEPENDENT AUDITORS
   The Board of Directors has nominated Coopers & Lybrand, Certified Public Accountants, for election by the shareholders at the annual meeting as the Company's independent auditors for the fiscal year ending January 31, 1996.
   A representative of Coopers & Lybrand will attend the annual meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement.
   The affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Class A common stock and Class B common stock of the Company present or represented at the meeting is required for approval of proposal 2. The Company has been advised that the shares held by the Ratner, Miller and Shafran families and partnerships will be voted in favor of the proposal and that such vote will be sufficient to approve such proposal.

                  SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING
   Any shareholder proposals intended to be presented at the Company's 1995 annual meeting of shareholders must be received by the Company at 10800 Brookpark Road, Cleveland, Ohio 44130 on or before December 15, 1995 for inclusion in the Company's proxy statement and form of proxy relating to the 1995 annual meeting of shareholders.


                             OTHER BUSINESS
   It is not anticipated that matters other than those described in this Proxy Statement will be brought before the meeting for action, but if any other matters properly come before the meeting, it is intended that votes thereon will be cast pursuant to said proxies in accordance with the best judgment of the proxy holders.
   Upon the receipt of a written request from any stockholder entitled to vote at the forthcoming annual meeting, the Company will mail, at no charge to the stockholder, a copy of the Company's annual report on Form 10-K including the financial statements and schedules and excluding exhibits required to be filed with the Securities and Exchange Commission pursuant to rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the Company's most recent fiscal year. Requests from beneficial owners of the Company's common stock must set forth a good faith representation that, as of the record date for the annual meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

        Secretary
        Forest City Enterprises, Inc.
        10800 Brookpark Road
        Cleveland, Ohio  44130

                       COST AND METHOD OF PROXY SOLICITATION
   The cost of solicitation will be paid by the Company. In addition to solicitation by mail, arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Company may reimburse them for their expense in so doing. Officers and other regular employees of the Company may, if necessary, request the return of proxies by telephone, telegram or in person.

        By order of the Board of Directors.

        /s/ Thomas G. Smith, Secretary



Cleveland, Ohio
April 14, 1995





                                  PROXY CARDS
                             CLASS A SHAREHOLDERS

FRONT

   The front of the proxy cards has a space for the shareholder's name and address as well as the number of shares registered in their name. There are two lines for signatures and dates as well as the following language below the second signature line:

   "NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such."

   The card contains boxes for which the shareholder is to indicate their vote for each of the issues. Each issue is identified by number and a brief description as follows:

   1.  DIRECTORS:            FOR, WITHHELD
         For, except vote withheld from the following nominee(s):
         (A line is printed below this language to allow the shareholder to indicate the withheld nominee(s).)

   2.  AUDITORS:             FOR, AGAINST, ABSTAIN

   The following language is in the lower right hand corner in bold type:

   "The Board of Directors recommends a vote FOR items 1 and 2."


BACK

   The back of the proxy card contains the following language:

                      FOREST CITY ENTERPRISES, INC.
         Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders

The undersigned hereby appoints Max Ratner, Nathan Shafran and Samuel H. Miller, and each of them, with full power of substitution, as proxies for the undersigned to attend the annual meeting of shareholders of Forest City Enterprises, Inc. to be held in Salon I at the Ritz-Carlton Hotel, 1515 West Third Street, Cleveland, Ohio 44113, on Tuesday, June 13, 1995 at 2:00 p.m., eastern daylight saving time, and at any adjournment thereof, to vote and act with respect to all shares of Class A common stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:


   (1) The election of four (4) directors, each to hold office until the next annual shareholders' meeting and until his successor shall be elected and qualify.

   (2) The election of Coopers & Lybrand as independent auditors for the Company for the fiscal year ending January 31, 1996.


   (3) In their discretion, to vote upon such other business as may properly come before the meeting.


Please specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. When properly executed, this proxy will be voted in accordance with your instructions, or, IF YOU GIVE NO INSTRUCTIONS, this proxy will be voted FOR items 1 and 2.




                                  PROXY CARDS
                             CLASS B SHAREHOLDERS

FRONT

   The front of the proxy cards has a space for the shareholder's name and address as well as the number of shares registered in their name. There are two lines for signatures and dates as well as the following language below the second signature line:

   "NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such."

   The card contains boxes for which the shareholder is to indicate their vote for each of the issues. Each issue is identified by number and a brief description as follows:

   1.  DIRECTORS:            FOR, WITHHELD
         For, except vote withheld from the following nominee(s):
         (A line is printed below this language to allow the shareholder to indicate the withheld nominee(s).)

   2.  AUDITORS:             FOR, AGAINST, ABSTAIN

   The following language is in the lower right hand corner in bold type:

   "The Board of Directors recommends a vote FOR items 1 and 2."


BACK

   The back of the proxy card contains the following language:

                      FOREST CITY ENTERPRISES, INC.
         Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting of Shareholders



The undersigned hereby appoints Max Ratner, Nathan Shafran and Samuel H. Miller, and each of them, with full power of substitution, as proxies for the undersigned to attend the annual meeting of shareholders of Forest City Enterprises, Inc. to be held in Salon I at the Ritz-Carlton Hotel, 1515 West Third Street, Cleveland, Ohio 44113, on Tuesday, June 13, 1995 at 2:00 p.m., eastern daylight saving time, and at any adjournment thereof, to vote and act with respect to all shares of Class B common stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:


   (1) The election of nine (9) directors, each to hold office until the next annual shareholders' meeting and until his successor shall be elected and qualify.


   (2) The election of Coopers & Lybrand as independent auditors for the Company for the fiscal year ending January 31, 1996.


   (3) In their discretion, to vote upon such other business as may properly come before the meeting.

Please specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. When properly executed, this proxy will be voted in accordance wit h your instructions, or, IF YOU GIVE NO INSTRUCTIONS, this proxy will be voted FOR items 1 and 2.